EXHIBIT 23.3



                           GEORGE B. JONES & CO., P.C.
                           ---------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  [LETTERHEAD]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 on the financial statements of Cook-Whitehead Ford, Inc. included in First Team Automotive Corp.'s Form S-1 dated June 9, 1997 and to all references to our Firm included in this registration statement.





/s/ BRIAN P. BENTZ
----------------------
GEORGE B. JONES & CO., P.C.


Tampa, Florida
June 9, 1997